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Exhibit 23.1


                         CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Reuter Manufacturing, Inc. on Form S-8 (File Nos. 33-15293, 33-33107, 33-44304, 33-44281 and 333-61927) of our report, which includes an explanatory paragraph addressing substantial doubt about the Company's ability to continue as a going concern, dated February 26, 1999, on our audits of the financial statements and the financial statement schedule of Reuter Manufacturing, Inc. as of December 31, 1998 and 1997, and for the years then ended, which report is included in this Annual Report on Form 10-KSB.





                                   /s/ PricewaterhouseCoopers LLP
                                   PricewaterhouseCoopers LLP



Minneapolis, MN
March 22, 1999